Exhibit 4.36

DATED 7th April 2004

(1) PETER BLACK ADVANCED TECHNOLOGIES LIMITED

(2) PETER BLACK HEALTHCARE LIMITED

(3) BIOPROGRESS TECHNOLOGY INTERNATIONAL INC.

(4) BIOPROGRESS TECHNOLOGY LIMITED

DEED OF TERMINATION

2 Serjeants’ Inn, London EC4Y 1LT

Tel: 020 7583 5353 Fax: 020 7353 3683

THIS DEED is made the 7th day of April 2004

BETWEEN:

(1)	PETER BLACK ADVANCED TECHNOLOGIES LIMITED a company registered in England under company number 4421893 whose registered office is at Aire Valley Business Centre, Lawkholme Lane, Keighley, West Yorkshire, BD21 3BB;

(2)	PETER BLACK HEALTHCARE LIMITED a company registered in England under company number 00931141 whose registered office is at Keighley, West Yorkshire, BD21 3BB;

(Peter Black Advanced Technologies Limited and Peter Black Healthcare Limited together “Peter Black”)

(3)	BIOPROGRESS TECHNOLOGY INTERNATIONAL INC. a corporation organised under the laws of the State of Nevada, United States of America of Hostmoor Avenue, March Trading Estate, March, Cambridgeshire, PE15 OAX;

(4)	BIOPROGRESS TECHNOLOGY LIMITED a company registered in England under company number 3289265 whose registered office is at Hostmoor Avenue, March Trading Estate, March, Cambridgeshire, PE15 OAX;

(BioProgress Technology International Inc. and BioProgress Technology Limited together “BioProgress”)

1	INTRODUCTION

1.1	Peter Black and BioProgress Technology International Inc. entered into the Agreements defined below on various dates.

1.2	BioProgress Technology Limited entered into the Guarantees (as defined below) with Peter Black Healthcare Limited and Peter Black Advanced Technologies Limited.

1.3	On 21 January 2004 BioProgress served letters of termination in relation to the Agreements on Peter Black.

1.4	Peter Black disputes the validity of the letters of termination.

1.5	The parties have agreed to settle the dispute, and to confirm the termination of all the Agreements and the Guarantees, on the terms and conditions of this Deed.

2	DEFINITIONS

2.1	1 In this Deed unless the contrary intention appears:

“Affiliate”     has the same meaning as in the Agreements;

“Agreements”     means the following agreements as varied:

	(a)	Patent Licence Agreement dated 24 July 2000 between BioProgress Technology International Inc. and Peter Black Healthcare Limited;

	(b)	Agreement for Supply of Prototype Machine dated 24 July 2000 between BioProgress Technology International Inc. and Peter Black Healthcare Limited;

	(c)	Machine Supply Agreement dated 24 July 2000 between BioProgress Technology International Inc. and Peter Black Healthcare Limited;

	(d)	Film Supply Agreement dated 24 July 2000 between BioProgress Technology International Inc. and Peter Black Healthcare Limited as amended by a letter dated 1 May 2002 from Peter Black Advanced Technologies Limited to BioProgress International Technology Inc.;

	(e)	Machine Option and Supply Agreement dated 1 May 2002 between BioProgress Technology International Inc. and Peter Black Advanced Technologies Limited as amended by a letter dated 1 May 2002 from Peter Black Advance Technologies Limited to BioProgress Technology International Inc.; and

	(f)	Any other agreements (written or oral), documents or letters relating to any of the above.

“Claims"	means all and any claims of whatsoever nature which have been made or could be made by Peter
Black (or any Peter Black Protected Third Party) against BioProgress (or any BioProgress Protected
Third Party) or by BioProgress (or any BioProgress Protected Third Party) against Peter Black (or any Peter Black Protected Third Party) relating to the Agreements, the Guarantees or otherwise in relation to the relationships between Peter Black and BioProgress and their Affiliates (whether or not related to the Agreements or Guarantees) occurring before the date of this Deed and whether or not such claims have been discussed.

“Guarantees”	means

	(a)	Guarantee dated 24 July 2000 between BioProgress Technology Limited and Peter Black Healthcare Limited;

	(b)	Guarantee dated 1 May 2002 between BioProgress Technology Limited and Peter Black Advanced Technologies Limited.

“Protected Third Party”	means in relation to either Peter Black or BioProgress (or any of them), any Affiliate or agent, employee, shareholder, director, officer or attorney of that person or an Affiliate.

2.2	In this Deed unless otherwise specified, reference to words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders.

2.3	The headings in this Deed are for information only and shall be ignored in construing the same.

2.4	References to Peter Black and BioProgress include references to each of the individual parties as well as Peter Black and BioProgress.

3	TERMINATION

3.1	The parties hereby agree that the Agreements and the Guarantees shall be treated as terminated and accordingly:

(a)	no further performance of the Agreements is required by any party with effect from the date of this Deed;

(b)	Peter Black irrevocably and unconditionally releases BioProgress from all liabilities, obligations and claims of any nature whatsoever which have arisen or may arise under or in respect of the Guarantees;

(c)	any and all rights which Peter Black or any Affiliates of Peter Black had or has under any of the Agreements or Guarantees are terminated;

(d)	any and all rights which BioProgress or any Affiliates of BioProgress had or has under any of the Agreements or Guarantees are terminated; and

(e)	Peter Black hereby unconditionally releases BioProgress and Bioprogress unconditionally releases Peter Black from all current and future obligations and liabilities and contractual terms of whatsoever nature relating to the Agreements or the Guarantees.

3.2	Peter Black shall immediately following execution provide to BioProgress a letter in the form set out in Schedule 1, duly dated and signed.

4	PAYMENT

BioProgress Technology International Inc shall pay to Peter Black Healthcare Limited on the execution of this Deed £400,000 by way of Telegraphic Transfer to the following account;

Royal Bank of Scotland

45-47 Bank Street

Bradford

BD1 1TS

Account Name : Gordons Client Account

Sort Code 16-14-17

Account Number: 10085482.

5	SETTLEMENT

5.1	The terms of this Deed are in full and final settlement and full satisfaction of any Claims.

5.2	Peter Black (on its behalf and on behalf of any Peter Black Protected Third Party) covenants not to sue or bring any other action including by way of counter-claim in relation to any Claim against BioProgress (or any BioProgress Protected Third Party). BioProgress (on its behalf and on behalf of any BioProgress Protected Third Party) covenants not to sue or bring any other action including by way of counter-claim in relation to any Claim against Peter Black (or any Peter Black Protected Third Party).

6	PROTOTYPE MACHINE

Peter Black hereby confirms that (as between Peter Black and BioProgress) title and ownership of the Machine (as defined in the Agreement for Supply of Prototype Machine) vests in BioProgress Technology International Inc. and that Peter Black has no claims, encumbrances, liens or other entitlement in relation to the Machine.

7	CONFIDENTIALITY

The parties agree that this Deed and all matters related to or connected with it and the Claims and any other information disclosed by or discovered about the other party are confidential and shall not be disclosed to any third party save that the parties may disclose this Deed to their legal advisers, auditors or as may be required by law. Neither party shall make any public announcement in relation to the termination of the Agreements or Guarantees.

8	GENERAL

8.1	The Contract (Rights of Third Parties) Act 1999 does not apply to this Deed.

8.2	This Deed supersedes any prior agreements and arrangements between BioProgress and Peter Black and constitutes the entire agreement between the parties relating to its subject matter.

8.3	No delay or failure on the part of either party to exercise or to enforce any right given to it by this Deed or at law shall constitute a waiver of either parties’ respective rights under this Deed or operate so as to prevent the exercise or enforcement of any such right at any time.

8.4	If any provision of this Deed is held to be invalid or unenforceable in whole or in part that provision or part shall to that extent be deemed not to form part of this Deed. However the validity and enforceability of the remainder shall not be affected.

8.5	This Deed may be executed in any number of counterparts and by the parties in separate counterparts but in that case shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute the original of this Deed, but all the counterparts together constitute one and the same instrument.

8.6	This Deed shall be governed by and construed in accordance with English law and the parties submit to the exclusive jurisdiction of the English Courts.

EXECUTED AS A DEED by	)
PETER BLACK ADVANCED	)
TECHNOLOGIES LIMITED	)
acting by two of its officers	)

Director

Director/Company Secretary

EXECUTED AS A DEED by	)
PETER BLACK	)
HEALTHCARE LIMITED	)
acting by two of its officers	)

Director

Director/Company Secretary

SIGNED AS A DEED on behalf of	)
BIOPROGRESS TECHNOLOGY	)
INTERNATIONAL INC.,	)
a company incorporated in the State	)
of Nevada, United States of America	)
by	)
being a person who, in accordance	)
with the laws of that territory,	)
is acting under the authority	)
of the company	)
/s/ Graham Hind
Authorised signatory

EXECUTED AS A DEED by	)
BIOPROGRESS TECHNOLOGY	)
LIMITED	)
acting by two of its officers	)

/s/ Graham Hind
Director
/s/ Elizabeth Edwards
Director/Company Secretary

SCHEDULE 1

[To be typed on Peter Black Healthcare Limited headed paper]

Rustons & Lloyd

Beaufort House

136 High Street

Newmarket

Suffolk

CB8 8NN

[Date]

Dear Sirs

Patent Licence Agreement between Peter Black and BioProgress

We refer to your letter dated 24 July 2000 to Peter Black Healthcare Limited and to the Patent Licence Agreement entered into between BioProgress Technology International Inc. and Peter Black Healthcare Limited of the same date, referred to in that letter.

We confirm that the Patent Licence Agreement has been terminated.

We hereby confirm that Ruston & Lloyd is released from their undertaking as contained in that letter.

Yours truly,

Peter Black Healthcare Limited

PETER BLACK HEALTHCARE LIMITED

Rustons & Lloyd

Beaufort House

136 High Street

Newmarket

Suffolk

CB8 8NN

5 April 2004

Dear Sirs

Patent Licence Agreement between Peter Black and BioProgress

We refer to your letter dated 24 July 2000 to Peter Black Healthcare Limited and to the Patent Licence Agreement entered into between Bioprogress Technology International Inc. and Peter Black Healthcare Limited of the same date, referred to in that letter.

We confirm that the Patent Licence Agreement has been terminated.

We hereby confirm that Rustons & Lloyd is released from their undertaking as contained in that letter.

Yours truly

Christopher S S Kershaw

Company Secretary

For and on behalf of

Peter Black Healthcare Limited

Member of Peter Black

Registered in England & Wales No. 931141 Registered Office: Keighley, West Yorkshire BD21 3BB